UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 31, 2007

CUTTER & BUCK INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	0-26608	91-1474587
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

701 N. 34TH STREET, SUITE 400, SEATTLE, WASHINGTON 98103

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 622-4191

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Chairman Compensation

On May 31, 2007 the Corporate Governance, Nominating and Succession Committee of the Board of Directors voted to award a one-time cash bonus to the Chairman of the Board of $30,000.  The bonus is in recognition of extraordinary service performed for the benefit of the Company during the fiscal year ended April 30, 2007 and is payable on or before June 7, 2007.

Officer Compensation

On May 31, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Cutter & Buck Inc. (the “Company”) awarded a cash bonus to the Company’s Chief Executive Officer of $217,922.  This bonus is in recognition of services performed for the benefit of the Company during the fiscal year ended April 30, 2007 and is payable on or before June 7, 2007.

Also on May 31, 2007, the Committee ratified the payment of the following cash bonuses to certain of the Company’s Named Executive Officers pursuant to the Company’s previously disclosed Management Incentive Compensation Plan:

Name and Title	Award Amount
• Kaia L. Akre	$57,042
President
• Michael Gats	$49,584
Chief Financial Officer, Vice President and Corporate Secretary
• Jon Runkel	$37,546
Vice President of Global Sourcing and Distribution
• Julie Snow	$44,004
Vice President of Design and Merchandising
• Brian C. Thompson	$33,518
Vice President and General Manager, Golf, Corporate, International/Domestic Licensing

These cash awards are payable within seven days and are in addition to the previously disclosed grants of restricted stock.  The Company’s Chief Executive Officer did not receive an award of restricted stock or a cash award under the Management Incentive Compensation Plan.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTTER & BUCK INC.

By:	/s/ Ernest R. Johnson
Ernest R. Johnson
Chief Executive Officer

Dated: June 4, 2007.

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